UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2005 (January 28, 2005)

BLACKROCK, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-15305	51-0380803
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 East 52nd Street, New York, New York	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 810-5300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On January 28, 2005, BlackRock, Inc. (the “Company”) issued a bridge promissory note (the “Note”) for $150,000,000 to Morgan Stanley Senior Funding, Inc. The Note matures on the earlier of (a) March 31, 2005 or (b) the date the Company or any subsidiary receives net cash proceeds from the issuance or incurrence of equity or debt, subject to certain exceptions. The Company may prepay the principal on the Note at any time without penalty or premium. Interest is payable at maturity at a rate of 2.875% per annum. The Note includes customary events of default including failure to make payments when due, a material breach of a representation or warranty, a failure to perform any agreement in the Note, customary bankruptcy events, the incurrence of any other debt (including guarantees of debt) other than debt assumed in connection with the acquisition of SSRM Holdings Inc., and the granting of any lien other than liens granted in the ordinary course of business that do not secure debt. The proceeds of the Note were used to facilitate the funding of the Company’s acquisition of SSRM Holdings, Inc. from Metropolitan Life Insurance Company. The Company intends to retire the Note with proceeds from longer-term financing and is reviewing financing alternatives. The Note is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

On January 31, 2005, the Company issued a press release, an excerpt of which is as follows:

“New York, January 31, 2005 - BlackRock, Inc. (NYSE: BLK) announced today that it has completed its acquisition of SSRM Holdings, Inc. (SSR) from MetLife, Inc. (NYSE: MET). SSRM Holdings is the holding company of State Street Research & Management Co. and SSR Realty Advisors. In addition, BlackRock announced the completion of the merger of the firms’ open-end mutual fund families, SSR Funds and BlackRock Funds. The employees and businesses of SSR will be integrated with, and operate under the names, BlackRock and BlackRock Realty Advisors.

At closing, over 350 employees joined BlackRock, primarily in the firm’s Boston, Morristown (NJ) and San Francisco offices. Richard Davis, formerly CEO of State Street Research & Management, has joined BlackRock to lead the firm’s Boston efforts, which are greatly expanded as a result of the transaction. Mark Marinella, formerly SSR’s Chief Investment Officer, Fixed Income, also has joined BlackRock and will lead the firm’s cash management business based in Wilmington, DE.

Laurence D. Fink, BlackRock’s Chairman and CEO, commented: “Since we announced the acquisition in August 2004, we have become more enthusiastic about the potential of the combined firm. Our new colleagues will enhance our U.S. equity and alternative investment platforms, expand our mutual fund distribution efforts, and augment our fixed income and cash management capabilities.

‘Employees from BlackRock and SSR have already demonstrated their ability to work as a team to achieve common objectives. In December, we brought together SSR’s equity management capabilities, as well as our combined mutual fund marketing and distribution resources, to raise $665 million in the BlackRock Global Energy and Resources Trust, a closed-end fund. This success validates, I think, what can be achieved by having substantially greater scale and scope in our capabilities.

‘Over the past five months, the employees of BlackRock and State Street have worked tirelessly to plan and execute a strategy to ensure a seamless transition for clients and fund shareholders. I thank them all for their efforts. We are very gratified with the level of institutional client consents and mutual fund assets, which are greater than we anticipated at the time of announcement. I assure all of our investors that we remain absolutely committed to, and focused on, delivering attractive investment products and the highest quality client service.’ ”

The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Consideration paid for all of the outstanding capital stock of SSRM Holdings, Inc., the holding company of State Street Research & Management Company and SSR Realty Advisors Inc., was approximately $285 million in cash and approximately 550,000 shares of the Company’s class A common stock. The shares of class A common stock were sold to Metropolitan Life Insurance Company in a transaction exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) thereof.

The issuance of the Company’s class A common stock to Metropolitan Life Insurance Company qualified for exemption under Section 4(2) of the Securities Act. The issuance was not a “public offering” as defined in Section 4(2) due to the small number of persons involved in the transaction, the size of the offering and the manner of the offering. In addition, Metropolitan Life Insurance Company had the necessary investment intent as required by Section 4(2) since it agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the Securities Act, which ensures these shares would not be immediately redistributed to the market.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information provided in Item 1.01 is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities

The information provided in Item 2.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements of business acquired.

Pursuant to Item 9.01(a)(4) of Form 8-K, the Company will file such financial statements under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(b) Pro forma financial information.

It is not practicable to file the required pro forma financial information at this time. Accordingly, pursuant to Item 9.01(b)(2) of Form 8-K, the Company will file such pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than 71 calendar days from the date that this Form 8-K must be filed.

(c) Exhibits.

99.1	Press release dated January 31, 2005 issued by the Company.

99.2	Bridge Promissory Note between Morgan Stanley Senior Funding, Inc. and Company, dated January 28, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BlackRock, Inc.
(Registrant)

	By:	/s/ Paul L. Audet
Date: January 31, 2005		Paul L. Audet
Managing Director and
Chief Financial Officer

EXHIBIT INDEX

99.1	Press release dated January 31, 2005 issued by the Company.

99.2	Bridge Promissory Note between Morgan Stanley Senior Funding, Inc. and the Company, dated January 28, 2005.